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                                                                    Exhibit 10.1
                                                                       #647532.3


                   SIXTH AMENDMENT TO INVESTMENT AGREEMENT AND
                         AMENDMENT TO SENIOR DEBENTURES


     THIS SIXTH AMENDMENT TO INVESTMENT AGREEMENT AND AMENDMENT TO SENIOR DEBENTURES ("Amendment"), dated as of November 6, 1998, is made by and among (i) DEVLIEG-BULLARD, INC., a Delaware corporation (the "Company"), (ii) BANC ONE CAPITAL PARTNERS CORPORATION, a Texas corporation ("Banc One"), and PNC CAPITAL CORP, a Delaware corporation ("PNC") (Banc One and PNC are sometimes collectively referred to as the "Senior Holders or individually as a "Senior Holder"), (iii) CHARLES E. BRADLEY, SR., an individual residing in Connecticut ("Bradley") and (iv) JOHN G. POOLE, an individual residing in New York ("Poole") (Bradley and Poole are sometimes collectively referred to as the "Junior Holders", or individually as a "Junior Holder"; the Senior Holders and the Junior Holders are sometimes collectively referred to as the "Holders").


                             W I T N E S S E T H:


     WHEREAS, the Senior Holders, Allied (as defined in the Original Agreement) and the Company entered into that certain Investment Agreement dated as of May 25, 1994 (the "Original Agreement"), as amended by that certain First Amendment to Investment Agreement dated as of October 23, 1995, by and among Senior Holders, Allied, Junior Holders and the Company (the "First Amendment"), that certain Second Amendment to Investment Agreement dated as of April 12, 1996, by and among Senior Holders, Junior Holders and the Company (the "Second Amendment"), that certain Third Amendment to Investment Agreement dated as of January 17, 1997, by and among Senior Holders, Junior Holders and the Company (the "Third Amendment"), that certain Fourth Amendment to Investment Agreement dated as of September __, 1997, by and among Senior Holders, Junior Holders and the Company (the "Fourth Amendment") and that certain Fifth Amendment to Investment Agreement dated as of March __, 1998, by and among Senior Holders, Junior Holders and the Company (the "Fifth Amendment"; the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are herein collectively referred to as the "Agreement"), pursuant to which the Senior Holders and Allied agreed to purchase $12,000,000 of subordinated debentures and Junior Holders agreed to purchase $4,000,000 of junior debentures (the proceeds of said junior debentures having been used to



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satisfy the senior debentures held by Allied), all in accordance with, and as provided in, the Agreement; and

     WHEREAS, the Company has requested that the Senior Holders and the Junior Holders further amend the Agreement in certain respects; and

     WHEREAS, Allied remains a "Holder" under the Agreement for limited purposes only and, accordingly, is not required to join in this Amendment;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreement contained herein, intending to be legally bound hereby, the parties agree as follows:

     1. Amendment to Senior Debentures. The Senior Debentures are hereby amended in all respects necessary to reflect that the principal payment of $1,000,000 due thereunder to each Senior Holder on May 25, 1999, will be made as follows:

         a. $500,000 of such payment will be made to each of the Senior Holders (for an aggregate payment of $1,000,000) on the earlier of June 15, 1999, or the date of filing of the Company's Form 10-Q for the quarter ended April 30, 1999, subject to satisfaction of each of the following four (4) conditions:

             i. the Company has provided to the CIT Group/Business Credit, Inc. and Bank of New York (collectively the "Senior Lenders") a certificate to the effect that it is then in compliance with the affirmative and negative covenants contained in its Amended and Restated Financing and Security Agreement dated January 17, 1997, with the Senior Lenders, as amended from time to time (as so amended, the "Senior Credit Agreement");

             ii. after giving effect to the payment, the Company will have availability under its revolving credit facility from Senior Lenders (the "Senior Line of Credit Facility") of not less than $2,000,000, as of May 31, 1999, and through the date preceding the date of such payment;

             iii. as of April 30, 1999, and as of May 30, 1999, no more than 15% of the total value of the Company's trade payables remain unpaid more than 60 days from date of invoice; and

             iv. on or before May 31, 1999, the Company shall have prepaid not less than $2,500,000 of its term


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          indebtedness to the Senior Lenders (the "Senior Term Debt") from the proceeds of the sale of assets.

          b. An additional $500,000 of such payment (together with any amounts deferred under subparagraph 1(a) above) will be made to each of the Senior Holders (for an aggregate additional payment of $1,000,000, plus any amounts deferred under subparagraph 1(a) above) on October 31, 1999, subject to satisfaction of each of the following four conditions:

             i. the Company has provided to the Senior Lenders a certificate to the effect that it is then in compliance with the affirmative and negative covenants contained in the Senior Credit Agreement;

             ii. after giving effect to the payment, the Company will have availability under the Senior Line of Credit Facility of not less than $3,000,000, as of October 15, 1999, and through the date preceding the date of such payment;

             iii. as of August 31, 1999, and as of September 30, 1999, no more than 15% of the total value of the Company's trade payables remain unpaid more than 60 days from date of invoice; and

             iv. on or before October 30, 1999, the Company shall have prepaid not less than $2,500,000 of the Senior Term Debt from the proceeds of the sale of assets.

          c. Notwithstanding subparagraphs 1(a) and 1(b) above, if at any time after June 15, 1999, the Senior Term Debt shall have an aggregate principal amount outstanding of $500,000 or less and the Company's availability under the Senior Line of Credit Facility is at least $3,000,000 (after giving effect to the payment), then the Company will be obligated to pay the full amount of the principal payment currently due and payable under the Senior Debentures on May 25, 1999.

          d. If, on or before October 31, 1999, the Company has not made the payment of principal contemplated by the Senior Debentures to be paid on May 25, 1999, the Senior Holders may declare the Senior Debentures in default and give written notice of such default to the Senior Lenders in accordance with the provisions of that certain Intercreditor


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     Agreement dated October 23, 1995, by and among Holders and Senior Lenders, as amended from time to time, thereby commencing the one hundred eighty
     (180) day standstill period provided for therein.

          e. Paragraph C on page 1 of the Senior Debentures is hereby amended to provide for a penalty rate of 250 basis points (2.50%) per annum in excess of the eleven and one-half percent (11.5%) per annum note rate (the "Note Rate") in the event of any payment default (the "Amended Penalty Rate"). The Amended Penalty Rate will be applied to the entire outstanding principal balance, including any past due payments (principal and interest) should any amounts remain past due prior to acceleration or maturity, and shall remain in effect until such past due payments are paid in full, so long as such payments are made prior to acceleration or maturity of the Senior Debentures. Upon acceleration or maturity of the Senior Debentures, the existing penalty rate set forth in said paragraph C will apply. Accordingly, the Amended Penalty Rate will be effective as of May 25, 1999, and will continue until the deferred payments outlined in this Amendment or any other deferred or past due payments are paid in full. Upon an acceleration or maturity of the Senior Debentures, the penalty rate shall adjust from the Amended Penalty Rate to the 700 basis points (7.00%) per annum increase over the Note Rate originally set forth in said paragraph C.

     2. Senior Debt. In accordance with the provisions of Paragraph 1.03 (Senior
Debt) of the Agreement, Holders hereby acknowledge the restructure of the Senior Debt of the Company to include a new term loan of $2,500,000, and a $1,500,000 increase of the Senior Line of Credit Facility, with a final maturity date of October 1, 2001.

     3. Waiver of Financial Covenants. Holders hereby waive compliance with Sections 7.11 (Minimum Consolidated Net Worth), 7.12 (Consolidated Interest Coverage Ratio), 7.13 (Consolidated Total Liabilities to Consolidated Net Worth), 7.14 (Consolidated Current Ratio), 7.15 (Consolidated Fixed Charge Coverage Ratio), and 7.16 (Consolidated EBITDA) of the Agreement for the fiscal year ended July 31, 1998, and the fiscal quarter ended October 31, 1998 (and any related defaults caused by financial covenant defaults under the Senior Credit Agreement for such periods).

     4. Amendment to Financial Covenants. Sections 7.11 (Minimum Consolidated Net Worth), 7.12 (Consolidated Interest Coverage Ratio), 7.13 (Consolidated Total Liabilities to Consolidated Net Worth), 7.14 (Consolidated Current Ratio), 7.15


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(Consolidated Fixed Charge Coverage Ratio), and 7.16 (Consolidated EBITDA)
of the Agreement are hereby deleted and the following are substituted in lieu thereof (and, as used therein, "Quarterly Date" shall mean each January 31, April 30, July 31 and October 31):

          7.11 Minimum Consolidated Net Worth. The Company and its Consolidated Subsidiaries shall maintain as of each date specified below a Consolidated Net Worth of not less than the following:

                 Date                            Amount
                 ----                            ------
           October 31, 1998                   $16,000,000
           January 31, 1999                   $16,000,000
           April 30, 1999                     $19,000,000
           July 31, 1999                      $19,000,000

          7.12 Consolidated Interest Coverage Ratio. The Company and its Consolidated Subsidiaries shall maintain for each period specified below a Consolidated Interest Coverage Ratio of not less than the following:

                Period                                Ratio
                ------                                -----
          For the one quarter ended
            October 31, 1998                      0.45  to  1.00
          For the two quarters (taken
            together as a whole) ended
            January 31, 1999                      1.10  to  1.00
          For the three quarters (taken
            together as a whole) ended
            April 30, 1999                        2.00  to  1.00
          For the four quarters (taken
            together as a whole) ended
            July 31, 1999                         2.20  to  1.00


          7.13 Consolidated Total Liabilities to Consolidated Net Worth. The Company and its Consolidated Subsidiaries will not as of any


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     date specified below permit the ratio of Consolidated Current Liabilities to Consolidated Net Worth to be greater than the following:

                        Date                     Ratio
                        ----                     -----
                  October 31, 1998          6.00  to  1.00
                  January 31, 1999          6.00  to  1.00
                  April 30, 1999            5.00  to  1.00
                  July 31, 1999             5.00  to  1.00


          7.14 Consolidated Current Ratio. The Company and its Consolidated Subsidiaries shall have as of any date specified below a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than the following:

                        Date                     Ratio
                        ----                     -----
                  October 31, 1998          1.20  to  1.00
                  January 31, 1999          1.20  to  1.00
                  April 30, 1999            1.20  to  1.00
                  July 31, 1999             1.30  to  1.00


          7.15 Consolidated Fixed Charge Coverage Ratio. The Company and its Consolidated Subsidiaries shall maintain at the end of each Rolling Period a Consolidated Fixed Charge Coverage Ratio of not less than the following:

                           Period                           Ratio
                           ------                           -----
                  For the one quarter ended
                    October 31, 1998                     .45 to 1.00
                  For the two quarters (taken
                    together as a whole) ended
                    January 31, 1999                     .65 to 1.00
                  For the three quarters (taken
                    together as a whole) ended
                    April 30, 1999                       .85 to 1.00
                  For the four quarters (taken
                    together as a whole) ended
                    July 31, 1999                        .90 to 1.00


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                  7.16 Consolidated EBITDA. The Company and its Consolidated
         Subsidiaries shall have for each period specified below an amount of Consolidated EBITDA of not less than the following:

                           Period                               Amount
                           ------                               ------
                  For the one quarter ended
                    October 31, 1998                          $   450,000
                  For the two quarters (taken
                    together as a whole) ended
                    January 31, 1999                          $ 2,000,000
                  For the three quarters (taken
                    together as a whole) ended
                    April 30, 1999                            $ 6,500,000
                  For the four quarters (taken
                    together as a whole) ended
                    July 31, 1999                             $ 7,000,000


         5. Agreement to Further Amend Financial Covenants. The Company and Holders agree to negotiate in good faith amended financial covenants (Sections
7.12 through 7.16 of the Agreement) for the Company's fiscal year ending July 31, 2000, within forty-five (45) days after the end of the Company's fiscal year ending July 31, 1999.

         6. Miscellaneous. The provisions of the Agreement shall remain in full force and effect except as modified hereby.



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         IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed and delivered this Amendment as of the date first written above.


                                             DEVLIEG-BULLARD, INC.


                                             By:/s/ Richard W. Sappenfield
                                                Title:President & CEO




                                             BANC ONE CAPITAL PARTNERS
                                             CORPORATION


                                             By:/s/ James H. Wolfe
                                                Title:Managing Director




                                             PNC CAPITAL CORP


                                             By:/s/ David J. Blair
                                                Title:SVP & Principal




                                             /s/ Charles E. Bradley
                                             CHARLES E. BRADLEY, SR.



                                             /s/ John G. Poole
                                             JOHN G. POOLE



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